                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 15, 1999 accompanying the consolidated financial statements of The Manufacturers Life Insurance Company of America and to the use of our report dated February 4, 1999 accompanying the financial statements of Separate Account Three of The Manufacturers Life Insurance Company of America, in Post-Effective Amendment No. 1 to the Registration Statement No. 333-66303 on Form S-6 and related prospectus of Separate Account Three of The Manufacturers Life Insurance Company of America.


         Philadelphia, Pennsylvania               /s/ Ernst & Young LLP
         April 29, 1999                           -----------------------
                                                  ERNST & YOUNG LLP